Orion Diversified Technologies, Inc.
53 West Hills Road
Huntington Station, NY 11746

July 25, 2001

U.S. Security Exchange Commission
Washington D.C.

Gentlemen:

It has come to our attention that David Sackler, our President Pro temp, filed a Form 15 with your office. This was an ultra vires act and there was no authorization granted to him in this regard nor did the Board authorize the delisting of our Corporation.

A Form 8K is being filed with your office electronically, and by hard copy. A copy of the Board’s Resolution relieving David Sackler from any duties as President Pro temp, immediately, is enclosed.

Sincerely,
By:/s/Joseph Petito
Joseph Petito

Enc.
cc: David Sackler
Steven Bloom, CPA
Frank Hariton, Esq.
Roger Bernhammer/Continental Stock Transfer